UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 1, 2008

TRUMP ENTERTAINMENT RESORTS, INC.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2008, Trump Entertainment Resorts, Inc. (the “Company”), Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC and Trump Marina Associates, LLC (collectively, the “Indemnitors”) entered into an indemnity agreement (the “Indemnity Agreement”) with Harry C. Hagerty, effective as of June 18, 2008, the day on which Mr. Hagerty was appointed to the Company’s Board of Directors. The Indemnity Agreement provides that the Indemnitors will, jointly and severally, indemnify Mr. Hagerty to the fullest extent permitted under Delaware law against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with his service as director of the Company, subject to certain terms and conditions. The Company has previously entered into similar indemnity agreements with each of its other directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 2, 2008, Cezar M. Froelich resigned as a member of the Board of Directors (the “Board”) of the Company. Mr. Froelich was a Class A Director and Class II Director. Mr. Froelich was a member of the Board’s Corporate Governance and Nominating Committee as well as the Nominating Subcommittee thereof. Mr. Froelich was also a member of the Board’s Executive Committee. Mr. Froelich’s current term as Board member was scheduled to expire in 2009. In accordance with the Company’s Voting Agreement, a majority of the Company’s Class A Directors are entitled to designate a substitute for Mr. Froelich.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Indemnity Agreement by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC and Harry C. Hagerty.

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2008

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel